Confidentiality Agreement

The undersigned readers acknowledges that certain information provided by both parties is confidential; therefore, both parties agree not to disclose it without the express written permission of the other party.

It is imperative for the success of this agreement that no third parties are privy to the terms of this agreement. By signing here both parties agree not to share this information with any third party.

It is acknowledged by reader that information to be furnished in this agreement is in all respects confidential in nature, other than information which is in the public domain through other means and that any disclosure or use of same parties, may cause serious harm or damage to the other party.



-------------------------------    ----------------------
eWorldMedia, Inc.                  Date
Ron Touchard
Chief Executive Officer


-------------------------------    ----------------------
Xquisite Enterprises, LLC          Date
AJ Torres
Chief Executive Officer





Initial
        ----    ----
         AJ      RT


                               AGREEMENT FOR
                      TRAVEL SERVICES AND TECHNOLOGIES


     This Agreement, entered into this 29th day of September 2005 is by and between eWorldMedia, Inc., a Nevada corporation (the "Company"), and Xquisite Enterprises, LLC ("XCorp.")

                                 RECITALS:
                                 ---------

     A. Company desires to hire XCorp to build a travel search engine that allows travel to be booked on.

     B. XCorp has substantial knowledge and experience in the "Travel" and "Technology" business.

     C. Company and XCorp are 50/50 co-owners of, or have acquired rights to, the Software and Documentation as defined in section 1.1 to 1.9 of this Agreement.

     D. Company has allocated shares of a combination of common and Series B preferred stock to further compensate XCorp.

     E. XCorp desires to grant the Company and Company desires to obtain from XCorp a(n) exclusive service to build a travel search engine as defined in Section 1.1 to 1.9 of this Agreement.

            NOW, THEREFORE, in consideration of the terms and conditions set forth herein, the parties hereto agree as follows:

1.   Services of XCorp
     -----------------

     1.1. XCorp shall be in charge of developing travel technology jointly with the Company. This includes the developing of relationships to offer to the Company's clients online booking of travel, integrating special travel packages, offering of a travel "discount" card, and anything else that will make the travel product attractive for the company's agents, clients and customers.

     1.2.   Some of what XCorp will be working on is an air, car, hotel
            booking engine   3rd party licenses and implementation- an ITA
            (Independent Travel Agent) Card Program, intense multimedia training & testing program, ITA card fulfillment services, Travel Commission Generation Program, and Custom Travel Booking Technology, (hereinafter "Software").


Initial
        ----    ----
         AJ   RT

     1.3. XCorp will invest a full time effort with the Company. This time will be spent improving the product offering and developing relationships with suppliers, technology partners and the technology staff.

     1.4. XCorp shall invest a full time effort into the building of eWorldMedia travel website presence.

     1.5. XCorp will report to the Company staff member assigned by the president of the Company.

     1.6. XCorp performance will be based on a combination of customer feedback, agent feedback, and sales of the Company's travel division.

     1.7. XCorp employs a team of five programmers that will be investing a full time effort in aiding him to fulfill this agreement. It is understood that these individuals are not contracted by the Company and that it is the responsibility of XCorp to compensate its team. XCorp is an independent contractor and not employee of the Company.

     1.8. XCorp will provide a subcontracted fulfillment for ITA card fulfillment services. XCorp will ensure the fulfillment center will coordinate a total delivery package from product design to end-user mailing. ITA Card Welcome Packet will include an ITA card, resource CD and professional letter of accreditation. The subcontracted fulfillment center will charge a processing fee of twenty-nine dollars and ninety-five cents ($29.95) per ITA card to cover all postage, transaction fees, labor and printing services directly from the eWorldTravel.biz website. This fee requires the Company's distributors and/or agents to process their payment via website prior to accepting the policies and procedures and passing the accreditation exam. XCorp does not make a profit on any of these services.

     1.9. XCorp will provide a travel agency which meets all requirements, sellers of travel licensing and registration in required states throughout the United States. This includes general consumer disclosure and fraud statutes, and refund policy requirements, some specifically addressing in part travel services companies, which are applicable to any business that arranges markets or sells travel services.

     1.10. XCorp will charge a service fee per booking from eWorldTravel.biz. This non-refundable service fee is charged at the time of booking in order to offer the lowest prices, system maintenance and on-going development. Applied Management Services, LLC (hereinafter "AMS") has been subcontracted to handle communication and payment services to the Company. AMS will be paid a commission of the service fee payable at the end of accounting month. Fifty percent (50%) of the commissionable fees paid to AMS will then be paid to the Company.


Initial
        ----    ----
         AJ   RT

2.   Stock Compensation.
     -------------------
     In addition to any cash commissions earned through its sales efforts, or through any other agreement, the Company has agreed to allow XCorp to earn stock.

     2.1    Stock Compensation Consideration.
            ---------------------------------
            In consideration for entering into this Agreement, fifty thousand (50,000) of its shares of Series B preferred stock will be immediately issued XCorp by the Company.

     2.2    Stock Compensation for Launch General Travel Search Engine.
            -----------------------------------------------------------
            On October 10, 2005 XCorp will deliver to the Company a workable general travel search engine based on the following:

     2.2.1 A general travel search engine will provide over eighteen thousand (18,000) special internet rates which are guaranteed the lowest rates. Consumers will be able to search over fifty thousand (50,000) properties from leading GDS booking systems, vacation packages (air, car & hotel), car rental and airlines reservations. The general travel search engine will provide a destination guide with content in over five thousand (5,000) cities worldwide. Monthly specials will be featured. A separate cruise booking engine will be linked to the general travel search engine and provide rates from all major cruise lines.

     2.2.2 The Company will issue to XCorp an additional one hundred eighty thousand (180,000) of its shares in a combination of Series B preferred stock.

     2.3    Stock Compensation for Launch FAM Engine.
            -----------------------------------------
            On November 1, 2005 XCorp will deliver to the Company a workable FAM search engine based on the following:

     2.3.1 A search engine that is the one comprehensive source for familiarization (FAMs) and Travel Agent Reduced Rate Travel. This search engine will find the best FAM trips around the world - cruises, cruise seminars, river cruises, and land trips to Europe, Australia, Asia, Africa, Central & South America, the Caribbean, and certainly the USA. The search engine will receive FAMs from over 700 cruise lines, tour operators, wholesalers, hotels, etc. for travel agent travel throughout the world. The search engine will provide month after month with over 2,000 FAMs on over 200 pages.



Initial
        ----    ----
         AJ   RT

     2.3.2 The Company will issue to XCorp an additional on hundred eighty thousand (180,000) of its shares in common stock.


     2.4    Stock Compensation for Launch Consolidator Engine.
            --------------------------------------------------
            On December 1, 2005 XCorp will deliver to the Company a workable travel consolidator engine based on the following:

     2.4.1 Consolidator search engine will provide multiple consolidator fare comparisons along with real-time confirmed bookings, these mean more options for your customer and agents. Powerful search and tracking features combined with the most complete content result in an unparalleled tool that will provide up to 70% discount on full published fares.

     2.4.2 The Company will issue to XCorp an additional ninety thousand (90,000) of its shares in common stock.

     2.5    Additional Stock Compensation.
            ------------------------------
            The Company shall allow XCorp to earn additional shares based on increasing the value of the travel division and the company through technology innovations. Both sides are willing to meet at the end of this agreement to discuss the potential to earn additional shares.

     2.6    Stock Compensation Issuance.
            ----------------------------
            The total amount of shares available to be issued to XCorp is five hundred thousand (500,000) shares of series B preferred stock or common stock. The shares will be issued within seven days of the request and confirmation of each production step.


3.   Cash Compensation.
     ------------------
     Upon signing of agreement, the Company will position each of XCorp staff in a prime position of eWorldMedia, Inc. network marketing binary plan. The Company will provide compensation to XCorp in the amount of seventeen thousand five hundred dollars ($15,500) per month for a period of four (4) months as a non-recoupable guarantee. Each payment of seventeen thousand five hundred dollars ($17,500) is due on the 25th of each month commencing with the first payment due on September 30, 2005. From then on, the remaining three (3) payments will be due on the 25th of each month. Thereafter, cash compensation to XCorp staff shall derive from Company provided prime positioning of each staff member into the eWorldMedia, Inc. network marketing binary plan.

4.   Travel.
     -------
     The Company will provide airfare, hotel, and car rental if needed and meeting room if necessary for out of town meetings. These expenses must be approved in advance by vice-president of eWorldTravel by email confirmation.


Initial
        ----    ----
         AJ   RT

5.   Confidentiality.
     ----------------

     5.1.   Confidential Information.
            -------------------------
            Both parties recognizes and acknowledges that certain information, including, but not limited to, information pertaining to the financial condition of both parties, its systems, methods of doing business, agreements with customers or suppliers, or other aspects of the business of both parties or which are sufficiently secret to derive economic value from not being disclosed (hereinafter "Confidential Information") may be made available or otherwise come into the possession of either party by reason of its engagement with the each party. Accordingly, both parties agree that it will not (either during or after the term of its Agreement with both parties) disclose any Confidential Information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever or make use to its personal advantage or to the advantage of any third party, of any Confidential Information, without the prior written consent of the Board of Directors (the "Board"). Both parties shall, upon termination of this Agreement, return to either party all documents, which reflect Confidential Information (including copies thereof). Notwithstanding anything heretofore stated in this subsection 5.1, both parties' obligations under this subsection 5.1 shall not, after termination of this Agreement, apply to information which has become generally available to the public without any action or omission of XCorp (except that any Confidential Information which is disclosed to any third party by either party or representative of either party who is authorized to make such disclosure shall be deemed to remain confidential and protectable under this subsection 5.1).

     5.2    Maintenance of Confidential Information.
            ----------------------------------------
            Each party agrees to keep confidential all confidential information disclosed to it by the other party in accordance herewith, and to protect the confidentiality thereof in the same manner it protects the confidentiality of similar information and data of its own (at all times exercising at least a reasonable degree of care in the protection of confidential information); providing, however, that neither party shall have any such obligation with respect to use of disclosure to others not parties to this Agreement of such confidential information as can be established to: (a) have been known publicly; (b) have been known generally in the industry before communication by the disclosing party to the recipient; (c) have become known publicly, without fault on the part of the recipient, subsequent to disclosure by the disclosing party; (d) have been known otherwise by the recipient before communication by the disclosing party; or (e) have been received by the recipient without any obligation of confidentiality from a source (other than the disclosing party) lawfully having possession of such information.

     5.3    Injunctive Relief.
            ------------------
            The Company acknowledges that the unauthorized use, transfer of disclosure of the Software and Documentation or copies thereof will (i) substantially diminish the value to XCorp of the trade secrets and other proprietary interests that are the subject of this Agreement; (ii) render XCorp's remedy at law for such unauthorized use, disclosure or transfer inadequate; and (iii) cause irreparable injury in a short period of time. If the Company breaches any of its obligations with respect to the use or confidentiality of the Software or Documentation, XCorp shall be entitled to equitable relief to protect its interests therein, including, but not limited to, preliminary and permanent injunctive relief.

Initial
        ----    ----
         AJ   RT

     5.4    Survival.
            ---------
            The Company's and XCorp's obligations under this Section 5 will survive the termination of this Agreement or of any license granted under this Agreement for whatever reason.

     5.5    Records.
            --------
            All files, records, memoranda, and other documents regarding former, existing, or prospective customers of the Company or relating in any manner whatsoever to Confidential Information or the business of the Company (collectively ""Records"), whether prepared by XCorp or otherwise coming into its possession, shall be the exclusive property of the Company. All Records shall be immediately placed in the physical possession of the Company upon the termination of this Agreement, or at any other time specified by the Board. The retention and use by the XCorp of duplicates in any form of Records after termination of this Agreement is prohibited. This provision excludes any information or records pertaining to XCorp's downline organization(s). All Company agents and customers acquired through these agents and through the Company directly is the property of the Company. The Company's customers will not be solicited to for any reason by anyone except the Company. These customer and agent lists will remain strictly confidential and always the property of the company

     5.6    Remedies.
            ---------
            XCorp hereby recognizes and acknowledges that irreparable injury or damage shall result to the Company in the event of a breach or threatened breach by XCorp of any of the terms or provisions of this Section 5, and XCorp therefore agrees that the Company shall be entitled to an injunction restraining XCorp from engaging in any activity constituting such breach or threatened breach. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company at law or in equity for such breach or threatened breach, including, but not limited to, the recovery of damages from XCorp and the termination of this engagement with the Company in accordance with the terms of this Agreement

     6.     Termination.
            ------------
            This Agreement may be terminated by either party for any reason upon thirty (30) days' prior written notice and shall not be considered a breach of default of this Agreement. In the event of termination of this Agreement, XCorp agrees to deliver promptly to the Company all equipment, notebooks, documents, memoranda, reports, files, samples, books, correspondence, lists, or other written or graphic records, and the like, relating to the Company's business, which are or
            have been in its possession or under its control.   If
            terminated, the stock issued to XCorp will remain in the possession and ownership of XCorp and all photo identification credentials issued by CLIA, subcontracted travel agency and business cards issued by subcontracted travel agency to the Company's Independent Agents must be returned.



Initial
        ----    ----
         AJ   RT

     7.     Modifications.
            --------------
            The Company may, from time to time, request that XCorp incorporate certain features, enhancements or modifications into the Software. XCorp may, in its sole discretion, undertake to incorporate such changes. Upon writing, all expenses from such error corrections, bug fixes, patches, updates or other modifications shall be shared equally and jointly owned between both parties.

     8.     Intellectual Property.
            ----------------------
            Any and all inventions, discoveries, developments, and innovations not included in the original Software for the Company, whether patentable or not, conceived by XCorp, either solely or in concert with others, which (a) relate in any manner to the business affairs and interests of XCorp, (b) are suggested by or results from its work, or (c) result from the use of XCorp's time, material or facilities, are the lawful property of XCorp. Certain material and information which has or will come into the Company's possession or knowledge in connection with Xcorp's work together may be marked or noted as "confidential". Disclosure to or use by third parties of any such material or information will not be disclosed.

     9.     Exclusivity.
            ------------
            It is understood that XCorp can never build a travel search engine or compete with the Company's product as described in the Agreement, unless the Company files bankruptcy or closes its business.

     10.    First Rights of Refusal on Purchase.
            ------------------------------------
            It is understood that in the unlikely event that the Company should go bankrupt, the Company will send notification to XCorp and offer the first right of refusal to purchase the co-ownership of the technology for a total of seventy thousand dollars ($70,000) and five hundred thousand shares (500,000) that were issued to XCorp per this Agreement.

     11.    Sale of Travel Software.
            ------------------------
            It is agreed that in the unlikely event that either party sells their share of the travel software, it must be agreed upon by both parties in this Agreement. Any proceeds earned on the sale of travel software will be split evenly between the both parties.


Initial
        ----    ----
         AJ   RT

     12.    Protection of Software.
            -----------------------

            12.1. Proprietary Notices.
                  --------------------
                  Company agrees to respect and not to remove, obliterate,
            or cancel from view any copyright, trademark, confidentiality or other proprietary notice, mark or legend appearing on any of the Software or output generated by the Software, and to reproduce and include same on each copy of the Software.

            12.1.1. No Reverse Engineering.
                    -----------------------
                    Company agrees not to modify, reverse engineer,
            disassemble, or decompile the Software,or any portion thereof.

     12.2.  Ownership.
            ----------
            Company futher acknowledges that all copies of the Software in any form provided by XCorp or made by Company is fifty percent (50%) co-owned property of both parties. Both parties shall have any right, title, or interest to any such Software or copies thereof except as provided in this Agreement, and further shall secure and protect all Software andDocumentation consistent with maintenance of both parties' proprietary rights therein.

     13.    Warranties, Superior Rights, and Indemnification.
            -------------------------------------------------

     13.1   Limited Warranty.
            -----------------
            XCorp agrees to a "best effort" in producing all deliverables proposed, but cannot warrant any deliverables to be free of errors and/or omissions. If the Company discovers and reports any errors and/or omissions in deliverables provided to the Company, XCorp agrees to provide corrected deliverables in a timely manner and shall be the sole remedy. The Company agrees that XCorp shall not be liable for any lost profits, consequential damages, or any claim against the Company by any person or entity arising out of the use, misuse, defect in or failure of any deliverables provided or developed hereunder.

     13.2   Disclaimer of Warranties.
            -------------------------
            XCORP DOES NOT REPRESENT OR WARRANTY THAT ALL ERRORS IN THE SOFTWARE AND DOCUMENTATION WILL BE CORRECTED. THE WARRANTIES STATED IN SECTION 11.1 ABOVE ARE THE SOLE AND THE EXCLUSIVE WARRANTIES OFFERED BY XCORP. THERE ARE NO OTHER WARRANTIES RESPECTING THE SOFTWARE AND DOCUMENTATION OR SERVICES PROVIDED HEREUNDER, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF DESIGN, MERCHANT ABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, EVEN IF XCORP IS AUTHORIZED TO ALTER OR EXCEED THE WARRANTY OBLIGATIONS OF XCORP AS SET FORTH HEREIN.

Initial
        ----    ----
         AJ   RT

     13.3   Limitation of Liability.
            ------------------------
            THE COMPANY ACKNOWLEDGES AND AGREES THAT THE CONSIDERATION WHICH XCORP IS CHARGING HEREUNDER DOES NOT INCLUDE ANY CONSIDERATION FOR ASSUMPTION BY XCORP OF THE RISK OF THE COMPANY'S CONSEQUENTIAL OR INCIDENTAL DAMAGES WHICH MAY ARISE IN CONNECTION WITH THE COMPANY'S USE OF THE SOFTWARE AND DOCUMENTATION. ACCORDINGLY, THE COMPANY AGREES THAT XCORP SHALL NOT BE RESPONSIBLE TO THE COMPANY FOR ANY LOSS-OF-PROFIT, INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE LICENSING OR USE OF THE SOFTWARE OR DOCUMENTATION. Any provision herein to the contract notwithstanding, the maximum liability of XCorp to any person, firm or corporation whatsoever arising out of or in the connection with any license, use or other employment of any software delivered to the Company hereunder, whether such liability arises from any claim based on breach or repudiation of contract, warranty, tort or otherwise, shall in no case exceed the actual price paid to XCorp by the company for the Software whose license, use, or other employment give rise to the liability. The essential purpose of this provision is to limit the potential liability of XCorp arising out of this Agreement. The parties acknowledge that the limitations set forth in this Section 13 are integral to the amount of consideration levied in connection with the license of the Software and Documentation and any services rendered hereunder and that, were XCorp to assume any futher liability other than as set forth herein, such consideration would of necessity be set substantially higher.

     14.    Force Majuere.
            --------------
            Neither the Company or XCorp shall be responsible for delays or failure in performance resulting from acts beyond control of such party, such as (but not limited to) acts of God, strikes, lockouts, riots, acts of war, epidemics, changes in governmental regulations, fire, communication line failures, power failures, earthquakes or other disasters.

     15.    Miscellaneous.
            --------------

     15.1.  Notices.
            --------
            All notices, requests, demands, and other communications required to or permitted to be given under this Agreement shall be in writing addressed to the other party at the address set forth below and shall be conclusively deemed to have been duly given when:

                 (a)     Hand-delivered to the other party;

                 (b) Received when sent by telex or facsimile at the address and number set forth below;


Initial
        ----    ----
         AJ   RT

                 (c) The next business day after same have been deposited with a national overnight delivery service, shipping prepaid, addressed to the parties as set forth below with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider; or

                 (d) Three business days after mailing if mailed from within the continental United States by registered or certified mail, return receipt requested, addressed to the parties as set forth below.

                 Company:     610 Newport Center Dr. Suite 210
                              Newport Beach, CA  92660
                              Facsimile Number (949) 718-0944
                              Henning D. Morales, President

                              XCorp:
                              99-404 Hakina Street
                              Aiea, Hawaii, 96701
                              Facsimile Number (808) 486-6840
                              Alvin A. Torres, President

     15.2.  Entire Agreement; Modification; Waiver.
            ---------------------------------------
            This Agreement constitutes the entire agreement between or among the parties pertaining to the subject matter contained in it and supercedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all the parties or the applicable parties to be bound by such amendment. No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

     15.3.  Assignment.
            -----------
            This Agreement is a personal contract for XCorp, and the rights and interests of XCorp hereunder may not be sold, transferred, assigned, pledged or hypothecated except as otherwise expressly permitted by the Company. The Company shall have the right to assign this Agreement to any successor of substantially all of its business or assets, and any such successor shall be bound by all of the provisions hereof. However, the company will allow XCorp to designate any stock allocations to the person(s) or entities of his choice.

     15.4.  Timelines.
            ----------
            Milestone delivery dates suggested in this Agreement are for illustrative purposes only, and may be adjusted depending upon factors beyond the control of XCorp. Application requirements invariably change during the course of the design process, to create better and more functional application. Changes in or clarifications of application requirements are not considered "errors and/or omissions" but changes that are a normal part of the development process and should be expected.

     15.5.  Governing Law.
            --------------
            This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the State of California, and any and all actions to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction in Orange County, in the State of California, and in no other place.

Initial
        ----    ----
         AJ   RT
                                    -11-
     15.6.  Severability.
            -------------
            If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable, and binding on the parties.

     15.7.  Effect of Headings.
            --------------------
            The subject headings of the sections and subsections of this Agreement are included for convenience only and will not affect the construction of any of its provisions.

     15.8.  Counterparts; Facsimile Execution.
            ----------------------------------
            This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile also shall deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

     15.9.  Full Knowledge.
            ---------------
            By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above written.





                                   -----------------------------------
                                    Ron Touchard
                                   Chief Executive Officer,
                                   eWorldMedia Inc.



                                   -----------------------------------
                                   Alvin A. Torres
                                   President, XCorp , LLC






Initial
        ----    ----
         AJ      RT


                                    -12-